Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Automatic Data Processing, Inc. on Form S-3 of our reports dated August 11, 1995, appearing in the Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/S/ DELOITTE & TOUCHE LLP
---------------------------
DELOITTE & TOUCHE LLP
March 20, 1996